EXHIBIT 10.35
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                               PLEDGE AGREEMENT
                               ----------------

      This Pledge Agreement dated as of May 15, 2000, is made by ENTRADE INC., a Pennsylvania corporation (the "Pledgor"), in favor of DOERGE CAPITAL MANAGEMENT, INC., A DIVISION OF BALIS, LEWITTES & COLEMAN (together with its successors and assigns, the "Pledgee"), for the benefit of The Haugen Family Trust, The Ochs Family Trust, First Fruit, Inc., Genesee Mutual Investments, LLC, For His Adopted Children, Inc., Donald Haidl, Corey Schlossmann, and David J. Doerge (collectively, the "Payees").

                                  WITNESSETH:
                                  ----------

      WHEREAS, the Pledgor is the maker of each of those certain Secured Promissory Notes dated of even date herewith (as the same may be amended or modified from time to time, collectively, the "Notes"), payable to the order of certain Payees identified therein, pursuant to which the Payees are making certain term loans to the Pledgor (collectively, the "Loans"); and

      WHEREAS, in connection with the making of the Loans, and as a condition precedent thereto, the Payees are requiring that Pledgor shall have executed and delivered this Pledge Agreement and made the pledge provided for herein.

      NOW, THEREFORE, in consideration of the premises hereinabove and the covenants hereinafter contained, and to induce the Payees to provide the Loans pursuant to the Notes, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:


                            ARTICLE I:  DEFINITIONS

      SECTION 1.1 AFFILIATE means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling," "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 50% or more of the securities having ordinary voting power for the election of directors of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

      SECTION 1.2 CAPITAL EXPENDITURES means, for any Person for any period without duplication, the sum of all expenditures made, directly or indirectly, by such Person or any of its Subsidiaries during such period for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that have been or should be, in accordance with GAAP, reflected as additions to property, plant or equipment on a consolidated balance sheet of such Person.

      SECTION 1.3 CURRENT ASSETS OF ANY PERSON means all assets of such Person that would, in accordance with GAAP, be classified as current assets of such Person, after deducting adequate reserves in each case in which a reserve is proper in accordance with GAAP.

      SECTION 1.4 CURRENT LIABILITIES OF ANY PERSON means all items that in accordance with GAAP would be classified as current liabilities of such Person, excluding, however, the current portion of long-term debt and capitalized leases of such Person.



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      SECTION 1.5  DEBT OF ANY PERSON means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (excluding normal trade payables not overdue that are incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases ("Capitalized Leases"), (f) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all obligations of such Person in respect of hedge or swap agreements (provided that the obligations under such agreements shall be recorded on a net basis and marked to market on a current basis), (i) all Debt referred to in any of clauses (a) through (h) above that is guaranteed directly or indirectly by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (A) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (B) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss, (C) to advance or supply funds to maintain working capital or equity capital of another Person or otherwise to maintain the net worth or solvency of such Person (including any agreement in the nature of a support arrangement to pay for property or services irrespective of whether such property is received or such services are rendered) or (D) otherwise to assure a creditor against loss, and (j) all Debt referred to in any of clauses (a) through (h) above that is secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt.

      SECTION 1.6 EBITDA means, for any Person for any fiscal period, net income (or net loss) plus the sum of (a) interest expense, (b) income-tax expense, (c) depreciation expense, (d) amortization expense, (e) extraordinary losses included in net income, (f) losses on the sale of assets other than inventory sold in the ordinary course of business and (g) noncash charges, less the sum of (a) extraordinary gains included in net income, (b) gains on the sale of assets other than inventory sold in the ordinary course of business and (c) noncash gains, in each case determined in accordance with GAAP for such period.

      SECTION 1.7 GAAP means generally accepted accounting principles in the United States of America as in effect as of the date of, and used in, the preparation of the financial statements of ALG (as defined herein) and PLS (as defined herein) for the period ending March 31, 2000 attached hereto as Exhibit A.

      SECTION 1.8 GOVERNMENTAL RULE means any treaty, law, rule, regulation, ordinance, order, code, interpretation, judgment, writ, injunction, decree, determination, award, directive, guideline, request, policy or similar form of decision of any governmental Person or arbitrator.



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      SECTION 1.9  LIABILITIES.  References in this Pledge Agreement to
"Liabilities" shall mean any and all indebtedness and liabilities or obligations of the Pledgor to Payees, due or to become due, now existing or hereafter arising, pursuant to and evidenced by or arising out of the Notes, that certain Note and Warrant Purchase Agreement of even date herewith (the "Note and Warrant Purchase Agreement"), that certain Creditors Agreement of even date herewith (the "Creditors Agreement"), and this Pledge Agreement (whether for principal, interest, costs, expenses, or fees).

      SECTION 1.10 LIEN means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

      SECTION 1.11 LOAN DOCUMENTS. References in this Pledge Agreement to "Loan Documents" shall mean the Notes, the Note and Warrant Purchase Agreement, the Creditors Agreement, this Pledge Agreement and each and every instrument, document, or agreement delivered to Pledgee or Payees by the Pledgor in connection with the Loans and the Notes, as any of the same may be amended or modified from time to time.

      SECTION 1.12 MATERIAL CONTRACT means, as to ALG or PLS, each contract to which such Person is a party that is either (a) a contract for the purchase or sale of goods or services (i) that, if lost, would not be replaceable promptly by commercially reasonable substitutes and (ii) the loss of which, if not so replaced, could reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of ALG and PLS or any of their subsidiaries, or (b) any other contract (i) involving aggregate consideration payable to or by such Person of $500,000 or more or
(ii) the loss of which could reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of the such Person.

      SECTION 1.13 NET FIXED ASSETS means all assets of such Person that would, in accordance with GAAP, be classified as fixed assets of such Person, after deducting depreciation and amortization and net of any reductions proper in accordance with GAAP.

      SECTION 1.14 NET WORTH means, for any Person at any time of determination, the excess of total assets, including goodwill, at such time over total liabilities at such time, in each case as determined in accordance with GAAP.

      SECTION 1.15 OBLIGATION means, with respect to any Person, any obligation of such Person of any kind, including any obligation to make any payment for any reason, whether or not such obligation is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such obligation is discharged, stayed or otherwise affected by any bankruptcy, insolvency or other similar proceeding.

      SECTION 1.16 PERMITTED INVESTMENTS means investments having a maturity of not greater than twelve (12) months from the date of acquisition thereof in (a) obligations issued or unconditionally guaranteed by the United States or any agency thereof, (b) certificates of deposit of any commercial bank organized under the laws of any country that is a member of the Organization for Economic Cooperation and Development and having combined capital and surplus of at least $1 billion, (c) commercial paper with a rating of at least "Prime" by Moody's Investors Services, Inc. or "Al" by Standard & Poor's Ratings Group and (d) other investments agreed to from time to time between ALG and PLS and the Pledgee Representative.



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      SECTION 1.17  PERMITTED LIENS means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding has been commenced: (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 4.1(b); (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue or that are being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; (d) easements, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially and adversely affect the use of such property for its present purposes; (e) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of like nature incurred in the ordinary course of business; and (f) attachment, judgment or other similar Liens arising in connection with court or arbitration proceedings, provided that the same have been discharged, or that execution or enforcement thereof has been stayed pending appeal.

      SECTION 1.18 PERSON means an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited-liability company, a trust, an unincorporated association, a joint venture or any other entity, including any governmental agency or instrumentality.

      SECTION 1.19  PLEDGE AGREEMENT.  References to this "Pledge
Agreement" shall mean this Pledge Agreement, including all amendments, modifications and supplements, and any exhibits or schedules to any of the foregoing, and shall refer to the Pledge Agreement as the same may be in effect at the time such reference becomes operative.

      SECTION 1.20 PLEDGED COLLATERAL. References in this Pledge Agreement to "Pledged Collateral" shall mean all of the issued and outstanding capital stock of Asset Liquidation Group, Inc., a Nevada corporation ("ALG"), and Public Liquidation Systems, Inc., a Nevada corporation ("PLS"), (consisting of 2,500 shares and 100 shares, respectively) which are owned by Pledgor, together with any and all dividends and distributions on, and proceeds of, of the foregoing, together with all certificates, rights or other distributions issued as an addition to, in exchange for, or on account of, any such securities, in each case whether now or hereafter owned or acquired by the Pledgor.

      SECTION 1.21 REAL PROPERTY means all of the right, title and interest of any Person in or to any land, improvement or fixture or in, to or under any lease, license or other agreement granting a right to enter, occupy or use any land, improvement or fixture (to the extent interests therein arise under the real property law of the jurisdiction where located).

      SECTION 1.22 SUBSIDIARY OF ANY PERSON means any corporation, partnership, joint venture, trust or estate of which (or in which) more than 50% of (a) the outstanding capital stock having voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation would or might have voting power upon the occurrence of any contingency), (b)_the interest in the capital or profits of such partnership or joint venture, or (c) the beneficial interest of such trust or estate, is at the time directly or indirectly owned by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.



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      SECTION 1.23  VOTING STOCK means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

      SECTION 1.24 ERISA means the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time, and any regulations promulgated thereunder.

      SECTION 1.25 ERISA AFFILIATE means, with respect to ALG (as defined herein) and PLS (as defined herein), any trade or business (whether or not incorporated) under common control with ALG or PLS and which, together with ALG or PLS, are treated as a single employer within the meaning of Sections 414(b), (c), (m) or (o) of the IRC.


      SECTION 1.26 ERISA EVENT means, with respect to ALG and PLS or any ERISA Affiliate, (i) a reportable event with respect to a Title IV Plan or a Multiemployer Plan; (ii) the withdrawal of ALG or PLS or any ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (iii) the complete or partial withdrawal of ALG or PLS or any ERISA Affiliate from any Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (iv) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 or Section 4041A of ERISA; (v) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (vi) the failure to make required contributions to a qualified plan; or (vii) any other event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA.

      SECTION 1.27 PBGC means the Pension Benefit Guaranty Corporation or any successor thereto.

      SECTION 1.28 LOAN DOCUMENT TERMS. Capitalized terms used herein shall have the meanings assigned to them in the Notes, unless the context otherwise requires or unless otherwise defined herein.

      SECTION 1.29 EVENT OF DEFAULT. References in this Pledge Agreement to an "Event of Default" shall mean not only the Pledgor's failure to be in compliance with any provision requiring payment of monies or in compliance with any material respects with all of the terms, provisions and agreements set forth herein on the Pledgor's part to be observed or performed in the Loan Documents, but also any "event of default" occurring as provided in the Notes.


                            ARTICLE II:  THE PLEDGE

      SECTION 2.1 PLEDGE OF PLEDGED COLLATERAL. As security for the prompt and complete satisfaction of the Liabilities, the Pledgor hereby pledges and conveys and transfers as collateral to the Pledgee for the benefit of the Payees the Pledged Collateral and hereby grants the Pledgee, as agent for the benefit of the Payees, a lien on the Pledged Collateral and a security interest therein.



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      SECTION 2.2  REMEDY UPON EVENT OF DEFAULT.  Upon delivery of written notice to the Pledgee from the Secured Creditors' Representative (as defined in the Note and Warrant Purchase Agreement) of the occurrence of any Event of Default, the Pledgee, as agent for the benefit of the Payees, may, without demand of performance or other demand, advertisement, or notice of any kind (except the notice specified below of time and place of public or private sale or otherwise specifically provided in any of the Loan Documents) to or upon the Pledgor or any other person or entity, forthwith realize upon the Pledged Collateral or any part thereof, and may forthwith, or agree to, sell, assign or otherwise dispose of and deliver the Pledged Collateral or any part thereof or interest therein, in one or more public or private sale or sales, at any exchange, broker's board or at any of the Pledgee's offices or elsewhere, at such prices and on such terms as it may deem best in its sole discretion, for cash or on credit or for other property, or for future delivery without assumption of any credit risk, with the right to the Pledgee or Payees or any purchaser to purchase upon any such sale the whole or any part of the Pledged Collateral free of any right or equity of redemption in the Pledgor, which right or equity is hereby expressly waived and released to the fullest extent permitted by applicable law. The Pledgee shall not be liable for failure to collect or realize upon any or all of the Pledged Collateral or for any delay in so doing nor shall the Pledgee be under any obligation to take any action whatsoever with regard thereto. In addition, upon any Event of Default, the Pledgee shall be permitted to take any and all such other action and actions as the Pledgee in its sole discretion may determine as necessary, advisable, incidental or conducive to any of the matters, rights or powers mentioned in the foregoing provisions of this Section and which the Pledgee may or can do lawfully and to use the name of the Pledgor for the purposes aforesaid and in any proceedings arising therefrom. The Pledgor agrees that, to the extent notice of sale shall be required by applicable law, at least ten (10) calendar days= notice to the Pledgor of the time and place of any such sale shall constitute reasonable notification. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Pledgee may fix and shall state in the notice or publication (if any) of such sale. At any such sale, the Pledged Collateral, or portion thereof to be sold, may be sold in one lot as an entirety or in separate portions, as the Pledgee may (in its sole and absolute discretion) determine. The Pledgee shall not be obligated to make any sale of the Pledged Collateral if it shall determine not to do so, regardless of the fact that notice of sale of the Pledged Collateral may have been given. The Pledgee may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case sale of all or any part of the Pledged Collateral is made on credit or for future delivery, the Pledged Collateral so sold may be retained by the Pledgee until the sale price is paid by the purchaser or purchasers thereof, but the Pledgee shall not incur any liability in case any such purchaser or purchasers thereof, but the Pledgee shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Pledged Collateral so sold and, in case of any such failure, such Pledged Collateral may be sold again upon like notice. At any sale made pursuant to this Pledge Agreement, the Pledgee or any Pledgee may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay and/or appraisal which the Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted (and any such rights are hereby waived and released to the extent permitted by law), any part of or all the Pledged Collateral offered for sale and may make payment on account thereof by using any claim then due and payable to the Pledgee by the Pledgor, as a credit against the purchase price, and the Pledgee may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to the Pledgor therefor. For purposes hereof, a written agreement to purchase all or any part of the Pledged Collateral shall be treated as a sale thereof; the Pledgee shall be


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free to carry out such sale pursuant to such agreement and the Pledgor shall not be entitled to the return of any Pledged Collateral subject thereto, notwithstanding the fact that after the Pledgee shall have entered into such an agreement all Events of Default may have been remedied or the Liabilities may have been paid in full as herein provided. As an alternative to exercising the power of sale herein conferred upon it, the Pledgee may proceed by suit or suits at law or in equity to foreclose this Pledge Agreement and sell the Pledged Collateral or any portion thereof, pursuant to judgment or decree of a court or courts having competent jurisdiction. The Pledgor understands that compliance with federal securities law (including the Securities Act of 1933) may very strictly limit the course of conduct of the Pledgee if the Pledgee were to attempt to dispose of all or any part of the Pledge Collateral and may also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral may dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Pledgee in any attempt to dispose of all or any part of the Pledge Collateral under the applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. As a consequence, the Pledgee may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obligated to agree, among other things, to acquire the Pledged Collateral for their own account for investment and not with a view to distribution or resale thereof. The Pledgor acknowledges that such sales may be a prices and on terms less favorable than on a public sale. The Pledgee shall not incur any liability to the Pledgor as a result of the sale of any part of the Pledge Collateral, at any private sale conducted pursuant hereto or in any other manner which is commercially reasonable (within the meaning of the UCC). Without limiting the generality of the foregoing, the provisions of this paragraph would apply if, for example, the Pledgee were to place all or any part of the Pledged Collateral for private placement by an investment banking firm, if the Pledgee were to purchase all or any part of the Pledged Collateral for its own account, or if the Pledgee placed all or any part of the Pledged Collateral privately with a purchaser or purchasers.

      SECTION 2.3 PROCEEDS OF SALE. The proceeds of any such disposition or other action by the Pledgee shall be applied as follows: (a) First, to the costs and expenses incurred in connection herewith or to the care or safekeeping of any of the Pledged Collateral or in any way relating to the rights of the Pledgee hereunder, including, without limitation, reasonable attorneys= fees; (b) Second, to the satisfaction of the Liabilities; (c) Third, to the payment of any other amounts required by applicable law; and
(d) Fourth, to the Pledgor to the extent of any surplus proceeds.

      SECTION 2.4 POWER OF ATTORNEY. The Pledgor hereby absolutely and irrevocably constitutes and appoints the Pledgee, for the benefit of the Payees, as the Pledgor's true and lawful agent and attorney-in-fact, with full power of substitution, in the name of the Pledgor upon the occurrence and continuance of any Event of Default: (a) to execute, perform and take all such assurances, acts and things which the Pledgor is required to do but has failed to do expressly under the terms, covenants and provisions contained in this Pledge Agreement; (b) to take any and all such action as the Pledgee or any of its agents, nominees or attorneys may, in good faith, reasonably determine as necessary or advisable for the purpose of maintaining, preserving or protecting the security constituted by this Pledge Agreement or any of the rights, remedies, powers or privileges of the Pledgee under this Pledge Agreement; and (c) generally, in the name of the Pledgor, exercise all or any of the powers, authorities, and discretions conferred on or reserved to the Pledgee by or pursuant to this Pledge Agreement, and (without prejudice to the generality of any of the foregoing) to deliver or otherwise perfect any deed, assurance, agreement, instrument or act as the Pledgee may deem proper in or for the purpose of exercising any of such powers, authorities or discretions. The Pledgor hereby ratifies and confirms, and hereby agrees to ratify and confirm, whatever lawful acts the Pledgee or any of the Pledgee's agents or attorneys shall do in the exercise of the power of attorney granted to the Pledgee pursuant to this Section, which power of attorney, being given for security and coupled with an interest, is irrevocable.



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      SECTION 2.5  DIVIDENDS ON THE PLEDGED COLLATERAL.  Unless and until an Event of Default occurs and is continuing, any dividends or distributions permitted hereunder payable on account of the Pledged Collateral shall be paid to the Pledgor and all voting rights with respect to the Pledged Collateral shall be retained by Pledgor. Upon the occurrence and during the continuation of any Event of Default, the provisions set forth below shall apply.

                  (i) All rights of the Pledgor to exercise the voting and other consensual rights that it would otherwise be entitled to exercise and to receive the dividends and other distributions that it would otherwise be authorized to receive and retain shall cease, and all such rights shall thereupon become vested in the Pledgee, which shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Pledge Collateral such dividends and other distributions; and

                  (ii) All dividends and other distributions that are received by the Pledgor shall be received in trust for the benefit of the Pledgee, shall be segregated from other funds of the Pledgor and shall be forthwith paid over to the Pledgee as Pledged Collateral in the same form as so received (with any necessary endorsement).


                 ARTICLE III:  REPRESENTATIONS AND WARRANTIES

      SECTION 3.1 INDUCEMENT. To induce the Payees to make the Loans, the Pledgor hereby represents and warrants to the Pledgee, for the benefit of the Payees (which representations and warranties shall survive the execution and delivery of this Pledge Agreement) that:

      SECTION 3.2 CAPACITY. Pledgor has capacity to enter into and perform Pledgor's obligations hereunder.

      SECTION 3.3 BINDING OBLIGATION. All acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of this Pledge Agreement and to constitute it and the pledge hereunder the valid and legally binding obligation of the Pledgor enforceable in accordance with the terms hereof, including, without limitation, if applicable, the delivery of stock powers and/or endorsements, except as such enforceability may be limited by bankruptcy, insolvency reorganization, moratorium and other laws affecting creditors= rights generally and by general principles of equity (whether enforcement is sought in equity or at law), have been done and performed.

      SECTION 3.4  WARRANTIES CONCERNING PLEDGED COLLATERAL.

      (a) Pledgor is the legal and beneficial owner of all of the Pledged Collateral;

      (b) All of the Pledged Collateral is owned by the Pledgor free of any pledge, mortgage, hypothecation, lien, charge, encumbrance or security interest in such Pledged Collateral or the proceeds thereof, except for liens in favor of the Pledgee for the benefit of the Payees hereunder;

      (c) Upon the Pledgor's execution and delivery of this Pledge Agreement and the physical delivery of the Pledged Collateral to the Pledgee, this Pledge Agreement shall create a valid lien upon and perfected security interest in the Pledged Collateral and the proceeds thereof, subject to no prior security interest, lien, charge or encumbrance, or agreement purporting to grant to any third party a prior security interest in the Pledged Collateral; and



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      (d)  No authorization, approval or other action by, or notice to or filing with, any governmental authority or regulatory body is required (i) for the pledge by the Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Pledge Agreement by the Pledgor or (ii) for the perfection of or exercise by the Pledgee of the voting or other rights provided for in this Pledge Agreement or the remedies in respect of the Pledged Collateral pursuant to this Pledge Agreement (except as may be required in connection with any disposition of the Pledged Collateral by laws affecting the offering and sale of securities generally), and Pledgee acknowledges that the assets of ALG and PLS are subject to a lien in favor of Imperial Bank, a California banking corporation.


                            ARTICLE IV:  COVENANTS

      SECTION 4.1 AFFIRMATIVE COVENANTS. The Company will cause each of ALG and PLS to observe the affirmative covenants set forth below, except as may be waived in writing (with no such waiver to be deemed a continuing waiver) by the Secured Creditors' Representative (as defined in the Creditors' Agreement):

      (a) COMPLIANCE WITH LAWS, ETC. ALG and PLS will comply with, and maintain, use and operate all their assets and operate their business in accordance with, in all material respects, all applicable Governmental Rules.

      (b) PAYMENT OF TAXES, ETC. ALG and PLS will pay and discharge before the same become delinquent (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and
(ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that neither such Person shall be required to pay or discharge any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable.

      (c) MAINTENANCE OF INSURANCE. ALG and PLS will maintain insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which such entities operates; and

      (d)   PRESERVATION OF CORPORATE EXISTENCE, ETC.  ALG and PLS will:
(i) preserve and maintain its existence, legal structure and legal name and
(ii) preserve and maintain its rights (charter and statutory) and all material permits, licenses, approvals, privileges, franchises, trade names, patents and other intellectual property.

      (e) VISITATION RIGHTS. At any reasonable time and from time to time, upon reasonable prior notice, ALG and PLS will permit the Pledgee Representatives or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, ALG and PLS, and to discuss the affairs, finances and accounts of ALG and PLS with any of their officers or directors and with their independent certified public accountants.

      (f) KEEPING OF BOOKS. ALG and PLS will maintain and preserve all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

      (g) PERFORMANCE OF MATERIAL CONTRACTS, ETC. ALG and PLS will perform and observe, in all material respects, all of the terms and provisions of each Material Contract to be performed or observed by it, maintain each such Material Contract in full force and effect, enforce each such Material Contract in accordance with its terms and, upon the reasonable request of the Pledgee Representative, make to each other party to each such Material Contract such demands and requests for information and reports or for action as ALG or PLS is entitled to make under such Material Contract.

      (h) TRANSACTIONS WITH AFFILIATES. ALG and PLS will conduct all transactions otherwise permitted hereunder with any of its Affiliates on terms that are fair and reasonable and no less favorable to ALG and PLS than it would obtain in a comparable arms'-length transaction with a Person not an Affiliate. Except as provided in this Section 4.1(h), ALG and PLS shall not pay, or agree to pay, any amount to the Company or any Affiliates or their respective officers or directors (except for compensation of officers of ALG and PLS in amounts currently budgeted for the year ending December 31, 2000, and at the same rate for any succeeding period), directly or indirectly, whether for services rendered, license fees, corporate overhead (including corporate tax liability except to the extent actually paid), or otherwise, including without limitation, to any vendors for services delivered to any Affiliate. Notwithstanding the foregoing, unless and until (i) an Event of Default occurs and is continuing or (ii) an event of default which could reasonably be expected to have a materially adverse effect upon the Pledgor occurs under any other agreement, ALG and PLS may, on a quarterly basis, collectively pay to the Company and/or any Affiliate an aggregate of fifty percent (50%) of the combined EBITDA of ALG and PLS for the prior quarter, up to a maximum of $500,000 during any quarter, based on and in consideration for supported good faith invoices from the Company for services rendered by or through the Company to ALG and PLS for web development, corporate overhead and intellectual property licensing agreements, subject to the requirement that no payments shall be made hereunder unless, after making such payment, ALG and PLS have least as much cash remaining as the amount of such payment.

      SECTION 4.2 FINANCIAL COVENANTS. The Company will cause each of ALG and PLS to observe the financial covenants set forth below, except as may be waived in writing (with no such waiver to be deemed a continuing waiver) by the Secured Creditors' Representative:

      (a) EBITDA. ALG and PLS will achieve cumulative combined EBITDA, calculated from April 1, 2000, through the end of each quarter commencing with the quarter ending June 30, 2000, of the amount set forth opposite the quarter end on Exhibit B attached hereto and made a part hereof.

      (b) MAINTENANCE OF NET WORTH. ALG and PLS will maintain combined Net Worth, determined as of the end of each quarter commencing with the quarter ending June 30, 2000, of the amount set forth on Exhibit B.

      (c) MAINTENANCE OF RATIO. ALG and PLS will maintain a ratio, on a combined basis, determined as of the end of each quarter commencing with the quarter ending June 30, 2000, of (i) Current Assets, plus Net Fixed Assets to (ii) Current Liabilities, plus long-term Debt, of not less than the amount shown on Exhibit B.

      SECTION 4.3 REPORTING REQUIREMENTS. The Company will cause each of ALG and PLS to furnish to the Secured Creditors' Representative:

            (a) as soon as possible and in any event within 2 days after ALG or PLS becomes aware of the occurrence of any breach of any covenant under this Article 4, a statement of the chief financial officer of said Person setting forth the details of such breach and any action that said Person proposes to take with respect thereto;

            (b) as soon as available and in any event within 30 days after the end of each of the first three quarters of each fiscal year of ALG and PLS , an unaudited balance sheet of such Person as of the end of such quarter and unaudited statements of income, retained earnings and cash flows of such Person, and a combined balance sheet and statement of income, retained earnings and cash flows for ALG and PLS, for the period commencing at the end of the preceding fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, all in reasonable detail and duly certified (subject to normal year-end audit adjustments) by the chief financial officer of such Person as having been prepared in accordance with GAAP, together with a certificate of said officer stating that no breach of any of the covenants set forth in this
Article 4 has occurred and is continuing or, if such a breach has occurred and is continuing, stating the nature thereof and the action that the such Person proposes to take with respect thereto;

            (c) as soon as available and in any event within 90 days after the end of each fiscal year of such Person (with unaudited internal financial statements delivered within 45 days), the balance sheet of such Person as of the end of such fiscal year and the statements of income, retained earnings and cash flows of such Person for such fiscal year, in each case certified without qualification or otherwise in a manner reasonably acceptable to the Pledgee Representative by PricewaterhouseCoopers LLP or other independent public accountants of recognized standing acceptable to the Pledgee Representative, together a combined balance sheet and statement of income, retained earnings and cash flow of ALG and PLS reviewed by PricewaterhouseCoopers LLP or other independent public accountants of recognized standing acceptable to the Pledgee Representative, and (i) a certificate of such accounting firm stating that in the course of the regular review of the business of ALG and PLS, which review was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that a breach of any of the covenants of this Section 4.2 has occurred and is continuing or, if in the opinion of such accounting firm such a breach has occurred and is continuing, a statement as to the nature thereof, (ii) a certificate of the chief financial officer of ALG and PLS stating that no a breach of any of the covenants of this Article 4 has occurred and is continuing has occurred and is continuing or, if such a breach has occurred and is continuing, stating the nature thereof and the action that ALG or PLS proposes to take with respect thereto, (iii) a schedule in reasonable detail of the computations used by such officer in determining, as of the end of such fiscal year, compliance with the covenants contained in Section 4.2 and (iv) copies of any letters of any accounting firm received by management in connection with such accounting firm's findings during its audit of the Company or its review of the financial records of ALG and PLS during, or in respect of, such fiscal year;

            (d) at the time of delivery of the financial information described in Section 4.3(c), a statement of the chief financial officer of ALG and PLS describing each sale, lease, transfer or other disposition of any asset(s) of the ALG and PLS during the preceding fiscal year (other than any such sale, lease, transfer or other disposition for total consideration of less than $75,000), in form and detail reasonably satisfactory to the Pledgee Representative;

            (e) in the event of any change in GAAP from March 31, 2000, and upon delivery of any financial statement required to be furnished under
Section 4.3(b) or (c), a statement of reconciliation conforming any information contained in such financial statement with GAAP as so changed.;

            (f) promptly and in any event within 5 days after ALG or PLS or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred with respect to any Plan, a statement of the chief financial officer of ALG or PLS describing such ERISA Event and the action, if any, that ALG or PLS or such ERISA Affiliate proposes to take with respect thereto;

            (g) promptly and in any event within 2 days after receipt thereof by ALG or PLS or any ERISA Affiliate, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan;

            (h) promptly upon receipt thereof by ALG or PLS or any ERISA Affiliate , a copy of the annual actuarial valuation report for each Plan the funded current liability percentage (as defined in Section 302(d)(8) of ERISA) of which is less than 90% or the unfunded current liability of which exceeds $50,000;

            (i) promptly and in any event within 5 days after receipt thereof by ALG or PLS or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by ALG or PLS or any ERISA Affiliate concerning (i) the imposition of Withdrawal Liability by any Multiemployer Plan,(ii) the reorganization or termination, within the meaning of Title IV of ERISA, of any Multiemployer Plan or (iii) the amount of liability incurred, or that may be incurred, by ALG or PLS or any ERISA Affiliate in connection with any event described in clause (i) or (ii) above;

            (j) promptly after the commencement thereof, notice of all actions, suits, investigations and proceedings before any governmental Person or arbitrator, affecting the ALG or PLS;

            (k) promptly after the furnishing thereof, copies of any statement or report furnished to any other holder of securities or Debt of ALG or PLS pursuant to the terms of any indenture, loan or credit agreement or similar agreement and not otherwise required to be furnished to the Pledgees pursuant to any other provision of this Section 4.3; and

            (l) promptly upon request, such other information respecting the business, condition (financial or otherwise), operations, performance, properties or prospects of ALG or PLS as any Pledgee, through the Pledgee Representative, may from time to time reasonably request.

            (m) for purposes of the Section 4.3, capitalized terms not otherwise defined herein shall have the meaning set forth in ERISA.

      SECTION 4.4 NEGATIVE COVENANTS. The Company will cause each of ALG and PLS will each observe the negative covenants set forth below, except as may be waived in writing (with no such waiver to be deemed a continuing waiver) by the Secured Creditors' Representative:

      (a) LIENS, ETC. ALG and PLS will not create, incur, assume or suffer to exist any Lien on or with respect to any of its properties of any character (including accounts receivable), whether now owned or hereafter acquired, sign or file, under the Uniform Commercial Code of any jurisdiction, a financing statement naming ALG or PLS as debtor (except in connection with true leases), sign any security agreement authorizing any secured party thereunder to file such a financing statement (except in connection with true leases) or assign any accounts or other rights to receive income, excluding, however, from the operation of the foregoing restrictions the following:

                  (i)    Permitted Liens; and

                  (ii)   Liens existing on March 31, 2000.

      (b) DEBT. ALG and PLS will not create, incur, assume or suffer to exist any Debt other than Debt existing on March 31, 2000, and any extensions or renewals of such Debt or conversions of such Debt from short-term to long term.

      (c) MERGERS, ETC. Neither ALG nor PLS will merge or consolidate with or into any Person, permit any Person to merge into it, convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person or acquire all or substantially all of the assets of any Person; provided that, ALG and PLS may proceed with the acquisition of James G. Murphy, Inc. currently underway, providing that all funding for such transaction is paid by the Company.

      (d) SALES, ETC. OF ASSETS. ALG and PLS will not sell, lease, transfer or otherwise dispose of any of its assets, or grant any option or other right to purchase, lease or otherwise acquire any of its assets, except for the following:

                  (i) sales of inventory in the ordinary course of its business; and

                  (ii) sales of assets with a value of less than $500 in the ordinary course of business.

      (e) INVESTMENTS IN OTHER PERSONS. ALG and PLS will not make any loan or advance to any Person, purchase or otherwise acquire any capital stock, warrants, rights, options, obligations or other securities of any Person, make any capital contribution to any Person or otherwise invest in any Person (including the delivery of cash to Affiliates); provided, however, that nothing in this Section 4.4(e) shall prevent ALG and PLS from doing any of the following:

                  (i) maintaining the loans, advances and other investments existing on March 31, 2000;

                  (ii)   acquiring and holding Permitted Investments;

                  (iii) generating and holding accounts receivable from the sale of inventory and other assets in the ordinary course of business;

                  (iv) making advances to customers in the ordinary course of business not exceeding an aggregate for the ALG and PLS of $50,000 at any one time outstanding;

                  (v) making salary advances, travel advances, relocation loans, advances for tools and education advances to employees in the ordinary course of business;

      (f) DIVIDENDS, ETC. ALG and PLS will not declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its capital stock or any warrants, rights or options to acquire such capital stock, now or hereafter outstanding, return any capital to its stockholders as such, or make any distribution of assets, capital stock, warrants, rights, options, obligations or securities to its stockholders or Affiliates, except as permitted in Section 4.1(h) above, as such or purchase, redeem, retire, defease or otherwise acquire for value any capital stock or Debt of any Affiliate or any warrants, rights or options to acquire such capital stock.

      (g) CAPITAL EXPENDITURES. ALG and PLS will not make any Capital Expenditures that would cause the aggregate of all Capital Expenditures made by ALG and PLS during the year ending December 31, 2000, to exceed $250,000, or to exceed such amount plus 10% for any year thereafter.

      (h) CHANGE IN NATURE OF BUSINESS. ALG and PLS will not make any material change in the nature of its business as carried on as of March 31, 2000.

      (i) COMPLIANCE WITH ERISA. ALG and PLS will not (i) terminate, or permit any ERISA Affiliate to terminate, any Plan so as to result in any material (in the opinion of the Pledgee Representative) liability of ALG and PLS to the Pension Benefit Guaranty Corporation or (ii) permit to exist any occurrence of any Reportable Event, or any other event or condition, that presents a material (in the opinion of the Pledgee Representative) risk of such a termination by the PBGC of any Plan.

      (j) CHARTER AMENDMENTS. ALG and PLS will not amend its charter documents or bylaws in any material respect.

      (k) ACCOUNTING CHANGES. ALG and PLS will not make or permit any change in its fiscal year, in its accounting policies affecting the presentation of financial statements or its reporting practices, except as required by GAAP.

      (l) AMENDMENT, ETC. OF MATERIAL CONTRACTS, ETC. ALG and PLS not cancel or terminate any Material Contract or consent to or accept any cancellation or termination thereof except in accordance with its terms, amend or otherwise modify any Material Contract or give any consent, waiver or approval thereunder, waive any default under or breach of any Material Contract, agree in any manner to any other amendment, modification or change of any term or condition of any Material Contract or take any other action in connection with any Material Contract, in each of the foregoing cases to the extent such action would impair the value of the interest or rights of ALG and PLS thereunder in any material respect or that would impair the interest or rights of any Pledgee or the Agent.

      (m) SPECULATIVE CONTRACTS. ALG and PLS will not engage in any transaction involving commodity options or futures contracts or any similar speculative transactions (including take-or-pay contracts or output or requirements contracts).

      (n) LEASE OBLIGATIONS. ALG and PLS will not create, incur, assume or suffer to exist any obligations as lessee (i) for the rental or hire of real or personal property in connection with any sale and leaseback transaction or (ii) for the rental or hire of other real or personal property of any kind under leases or agreements to lease, including Capitalized Leases, having an original term of one year or more that would cause the direct or contingent liabilities of ALG and PLS, on a combined basis, in respect of all such obligations to exceed the amount budgeted therefor in its budget for the year ending December 31, 2000.

      SECTION 4.5 COVENANTS DURING LOAN TERM. The Pledgor hereby covenants that, until all of the Liabilities have been satisfied in full and the Notes are repaid or canceled in accordance with their terms, the Pledgor shall comply with the following covenants:

      (a) DISPOSITION OF PLEDGED COLLATERAL. Pledgor shall not, sell, convey or otherwise dispose of any of the Pledged Collateral or any interest therein, or create, incur or permit to exist any pledge, mortgage, lien, charge, encumbrance or any security interest whatsoever in or with respect to any of the Pledged Collateral or the proceeds thereof, other than in favor of the Pledgee. During the term of this Agreement, all of the Pledged Collateral shall be maintained at, with and under the control of the Pledgee for the benefit of the Payees.

      (b) DEFENSE OF TITLE. Pledgor shall, at Pledgor's own expense, reasonably defend the Pledgee's right, title, and security interest in and to the Pledged Collateral against the claims of any person or entity.

      (c) FURTHER ASSURANCES. The Pledgor shall at any time, and from time to time, upon the written request of the Pledgee, execute and deliver such further documents and do such further acts and things, at the Pledgor's cost and expense, as the Pledgee may reasonably request to effect the purposes and more fully carry out the intent of this Pledge Agreement.

      (d) TAXES. The Pledgor will pay promptly when due all taxes, assessments and governmental charges imposed upon the Pledged Collateral or in respect of any income or profits therefrom.


                      ARTICLE V:  OBLIGATIONS OF PLEDGEE

      SECTION 5.1 REASONABLE CARE. Beyond the exercise of reasonable care to assure the safe custody of the Pledged Collateral while held hereunder, the Pledgee shall have no duty or liability to preserve rights pertaining thereto and shall be relieved of all responsibility for the Pledged Collateral upon surrendering it or tendering surrender of it to the Pledgor.

      SECTION 5.2 TERMINATION OF PLEDGE. Upon the payment and satisfaction in full of all Liabilities and the payment and satisfaction of any and all additional costs and expenses of the Pledgee as provided herein and the cancellation of the Notes, this Pledge Agreement shall terminate, and the Pledgee shall take, at the Pledgor's expense, any appropriate action necessary to evidence such termination.


                          ARTICLE VI:  MISCELLANEOUS

      SECTION 6.1 NO WAIVER. No course of dealing between the Pledgor and the Pledgee, nor any failure to exercise, nor any delay in exercising, any right, power or privilege of the Pledgee hereunder or under the Notes shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

      SECTION 6.2 REMEDIES CUMULATIVE. The rights and remedies provided herein and in the Notes and in all other agreements, instruments, and documents delivered pursuant to or in connection with the Notes, are cumulative and are in addition to and not exclusive of any rights or remedies provided by the Notes, the other Loan Documents, or in equity or by law, including, without limitation, the rights and remedies of a secured party under the Uniform Commercial Code as adopted in the State of Illinois.

      SECTION 6.3 SEVERABILITY. Whenever possible, each provision of this Pledge Agreement shall be interpreted in such manner as to be effective and valid under applicable law. The provisions of this Pledge Agreement are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision or part thereof in such jurisdiction, without invalidating the remainder of such clauses and provisions of this Pledge Agreement, and shall not in any manner affect such clause or provision in this Pledge Agreement in any other jurisdiction.

      SECTION 6.4 NOTICES. Whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by another, or whenever any of the parties desires to give or serve upon another any such communication with respect to this Pledge Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing, addressed as follows:

      (a)   If to Pledgor, to:
            Entrade Inc.
            500 Central Avenue
            Northfield, Illinois  60093
            Attention: Anthony E. Rothschild, General Counsel
            Telecopy No.: (847) 441-7649

      (b)   If to Pledgee, to:
            Doerge Capital Management, Inc.
            A Division of Balis, Lewittes & Coleman
            The Chicago Mercantile Exchange
            30 South Wacker Drive
            Suite 2112
            Chicago, Illinois 60606
            Attention: David J. Doerge
            Telecopy No.: (312) 906

            with a copy to:

            Secured Creditors' Representative
            P.O. Box 8475
            Newport Beach, California 92658
            Attention:  Paul Neff
            Telecopy No.:

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given or served (i) on the date on which personally delivered, in person, by hand delivery, or by commercial courier service, with receipt acknowledged, (ii) on the date of telecopy transmission and deposit of written confirmation thereof in the United States mail, postage prepaid, registered or certified, return receipt requested, or (iii) three (3) business days after the same shall have been deposited with the United States mail, postage prepaid, registered or certified, return receipt requested.

      SECTION 6.5 PLEDGOR'S OBLIGATIONS ABSOLUTE. The obligations of the Pledgor under this Pledge Agreement are and shall be absolute and unconditional in accordance with the terms hereof and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever. The Pledgor shall cooperate in the execution of additional documents, including UCC-1 Financing Statements, as necessary to consummate the transactions contemplated by this Pledge Agreement.

      SECTION 6.6 REVIEW OF PLEDGE AGREEMENT BY PLEDGOR. The Pledgor acknowledges that the Pledgor has thoroughly read and reviewed the terms and provisions of this Pledge Agreement, and that such terms and provisions are clearly understood by the Pledgor, and have been fully and unconditionally consented to by the Pledgor with the full benefit and advice of counsel chosen by the Pledgor, and that the Pledgor has freely and voluntarily executed this Pledge Agreement without duress.

      SECTION 6.7 AMENDMENTS. None of the terms or provisions of this Pledge Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Pledgor and the Pledgee and consented to by the Secured Creditors' Representative.

      SECTION 6.8 SUCCESSORS AND ASSIGNS. This Pledge Agreement shall inure to the benefit of and shall be binding upon the successors and assigns and heirs and legal beneficiaries, as applicable, of the parties hereto, including any successor to the Pledgee as designated under the Collateral Agency Agreement..

      SECTION 6.9 SINGULAR AND PLURAL; GENDER. Unless the context requires otherwise, wherever used herein the singular shall include the plural and vice versa, and the use of one gender shall also denote the others where appropriate.

      SECTION 6.10  GOVERNING LAW; FORUM SELECTION.

      (a) This Pledge Agreement shall be governed by and shall be construed and enforced in accordance with the internal laws of the State of Illinois, without regard to conflicts of law principles.

      (b) PLEDGOR HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED OR HAVING JURISDICTION WITHIN COOK COUNTY, CHICAGO, ILLINOIS, AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON PLEDGOR, AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO PLEDGOR AT THE ADDRESSES PROVIDED IN SECTION 6.4 ABOVE AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) BUSINESS DAYS AFTER THE SAME SHALL HAVE BEEN DEPOSITED IN THE UNITED STATES MAILS, POSTAGE PREPAID. PLEDGOR WAIVES ANY OBJECTION TO JURISDICTION OR VENUE OF ANY ACTION INSTITUTED HEREUNDER AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT.

      SECTION 6.11 JURY TRIAL WAIVER. TO THE FURTHEST EXTENT PERMITTED BY LAW, PLEDGOR AND PLEDGEE HEREBY KNOWINGLY, VOLUNTARILY, IRREVOCABLY AND INTENTIONALLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING OR COUNTERCLAIM RELATING TO THIS PLEDGE AGREEMENT OR TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES HEREUNDER, UNDER THE NOTE OR UNDER THE OTHER LOAN DOCUMENTS OR RELATING TO EACH OF THE FOREGOING. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PAYEES TO MAKE THE LOANS EVIDENCED BY THE NOTES.

      SECTION 6.12 ATTORNEY'S FEES. If an arbitration or other legal proceeding is brought to enforce or interpret the provisions of this Pledge Agreement or any other agreement or instrument provided for herein or as to the rights or obligations of any part to this Pledge Agreement or such other agreement or instrument, the prevailing party in such action shall be entitled to recover as an element of such party's costs of suit, and not as damages, a reasonable attorney's fee to be fixed by the court or the arbitrator. The prevailing party shall be the party who is entitled to recover its costs of suit as ordered by the arbitrator, the court or by applicable law or court rules. A party not entitled to recover its costs shall not recover attorney's fee.

      SECTION 6.13 INDEMNITY AND EXPENSES. The Pledgor agrees to indemnify the Pledgee from and against any and all claims, losses and liabilities growing out of or resulting from this Pledge Agreement (including, without limitation, enforcement of this Pledge Agreement), except claims, losses or liabilities resulting from the Pledgee's willful misconduct. The Pledgor will upon demand pay to the Pledgee the amount any and all reasonable expenses, including, without limitation, the reasonable fees and expenses of its counsel and of any experts and agents that the Pledgee may incur in connection with (i) the administration of this Pledge Agreement, (ii) the custody, preservation, use, operation or sale of, the collection from, or any other realization upon, any of the Pledged Collateral, (iii) the exercise or enforcement of any of the rights of the Pledgee hereunder and (iv) the failure by the Pledgor to perform or observe any of the provisions hereof.




                           [Signature Page Follows]

      IN WITNESS WHEREOF, the parties hereto have executed this Pledge Agreement as of the date and year first above written.

                               PLEDGOR

                               ENTRADE INC.


                               By:________________________
                                     Name:
                                     Its:


ACCEPTED AND ACKNOWLEDGED:

PLEDGEE



By:   ____________________________
      Name:
      Its:

                                ACKNOWLEDGMENT
                                --------------


      The undersigned hereby acknowledges that it has received a copy of the foregoing Pledge Agreement by and between Entrade, Inc. and Doerge Capital Management (the Pledge Agreement"), and each of the undersigned consents thereto and agrees to abide by the provisions of Sections 4.1 -
4.4 of the Pledge Agreement and the undersigned will not do any act or perform any obligation which is not in accordance with said provisions.


Dated:      May 15, 2000


                                     ASSET LIQUIDATION GROUP, INC.,
                                     a Nevada corporation



                                     By:
                                           ------------------------------
                                     Its:
                                           ------------------------------



                                     PUBLIC LIQUIDATION SYSTEMS, INC.,
                                     a Nevada corporation



                                     By:
                                           ------------------------------
                                     Its:
                                           ------------------------------

                                   EXHIBIT A

                            FINANCIAL STATEMENTS OF
      ASSET LIQUIDATION GROUP, INC. AND PUBLIC LIQUIDATION SYSTEMS, INC.

                                   EXHIBIT B

                             FINANCIAL BENCHMARKS



QUARTER ENDING    NET WORTH          RATIO              EBITDA


06/30/00          $46.075 million    1.155-1.00         $.375 million

09/30/00          $47.16 million     1.213-1.00         $1.4625 million

12/31/00          $50.15 million     1.46-1.00          $4.45 million

03/31/01          $51.15 million     1.509-1.00         $5.45 million

06/31/01          $52.65 million     1.608-1.00         $6.95 million